UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 13, 2000

IGI, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-08568 (Commission File Number)	01-0355758 (IRS Employer Identification Number)

WHEAT ROAD AND LINCOLN AVENUE BUENA, NEW JERSEY (Address of principal executive offices)	08310 (Zip Code)

(609) 697-1441
(registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes X        No  _

Item 5. Other Events.

      IGI, Inc. (the "Company") announced on June 13, 2000 that its Chief Financial Officer, Manfred Hanuschek, was leaving the Company for personal and family reasons. Management has instituted a search for a replacement and, in the interim, has retained the services of Neil Gilmour III, Managing Director of Executive Sounding Board Associates, Inc., a management and financial consulting firm, to oversee the financial operations of the Company.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IGI, INC.

June 15, 2000	By: /s/ Paul Woitach Paul Woitach President